Exhibit 99.1

NEWS RELEASE

Contacts:        Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Tom Baker

Vice President, Finance

978.282.2301

Varian Semiconductor Equipment Associates Reports

Fiscal 2011 First Quarter Results

GLOUCESTER, MA, January 27, 2011 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (NASDAQ: VSEA) today announced results for its fiscal year 2011 first quarter ended December 31, 2010.

Revenue for the first quarter of fiscal year 2011 totaled $282.6 million, compared to revenue of $141.3 million for the same period a year ago. Varian Semiconductor recorded net income of $71.9 million, or $0.95 per diluted share during the first quarter of fiscal year 2011, compared to net income of $16.6 million, or $0.22 per diluted share for the same period a year ago. The tax rate for the first quarter of fiscal year 2011 was 10%. The quarter’s tax rate was reduced by 4% due to discrete items, including the retroactive benefit of the R&D tax credit. The quarter’s tax rate was also lower due to the current quarter’s benefit of the R&D tax credit and a higher projected mix of international sales.

Gary Dickerson, chief executive officer of Varian Semiconductor, said, “Since our last earnings conference call, we have seen a steadily increasing business demand for tools by our customers. We are optimistic about Varian’s 2011 business opportunities, some of which are reflected in our second quarter guidance.”

Bob Halliday, chief financial officer, provided forward guidance for the second quarter of fiscal year 2011, “In the first quarter of fiscal year 2011, we reported our highest-ever quarterly operating margins, net income and earnings per share. Our earnings per share of $0.95 and our revenues of $282.6 million exceeded our guidance. Second quarter revenue is expected to be between $315.0 and $325.0 million and earnings per share are anticipated to range from $1.02 to $1.07.”

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is a leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. Varian Semiconductor’s products are used by chip manufacturers worldwide to produce high-performance semiconductor devices. Customers have made Varian Semiconductor the market leader in ion implant because of its architecturally superior products that lower their costs and improve their productivity.

Varian Semiconductor provides support, training, and after-market products and services that help its customers to obtain high utilization and productivity, reduce operating costs, and extend capital productivity of customer investments through

VSEA Announces Q1 FY 2011 Results	Page 2	January 27, 2011

multiple product generations. Varian Semiconductor has ranked #1 in the VLSI Research Customer Satisfaction Survey 13 times over the last 14 years. Varian Semiconductor operates globally and is headquartered in Gloucester, Massachusetts. More information can be found on Varian Semiconductor’s web site at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning Varian Semiconductor’s customer demand, business opportunities, guidance for second quarter fiscal 2011 revenue, earnings per diluted share, financial performance and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; market adoption of Varian Semiconductor’s new products, such as the Solion implant product; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; and Varian Semiconductor’s dependence on certain key personnel. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended October 1, 2010 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces Q1 FY 2011 Results	Page 3	January 27, 2011

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2010	January 1, 2010
	(unaudited)
Revenue
Product	$259,568	$127,461
Service	23,013	13,807

Total revenue	282,581	141,268

Cost of revenue	143,631	72,581

Gross profit	138,950	68,687

Operating expenses
Research, development and engineering	26,624	21,728
Marketing, general and administrative	33,517	26,103

Total operating expenses	60,141	47,831

Operating income	78,809	20,856

Interest income, net	703	865
Other expense, net	(18)	(504)

Income before income taxes	79,494	21,217
Provision for income taxes	7,640	4,595

Net income	$71,854	$16,622

Weighted average shares outstanding – basic	74,265	73,700
Weighted average shares outstanding – diluted	75,358	74,753

Net income per share – basic	$0.97	$0.23
Net income per share – diluted	$0.95	$0.22

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VSEA Announces Q1 FY 2011 Results	Page 4	January 27, 2011

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2010	October 1, 2010
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$275,081	$235,450
Short-term investments	54,191	60,871
Accounts receivable, net	212,024	223,960
Inventories	188,856	190,538
Deferred income taxes	19,751	20,955
Other current assets	26,533	21,428

Total current assets	776,436	753,202

Long-term investments	122,213	101,332
Property, plant and equipment, net	70,034	68,140
Long-term deferred income taxes	4,363	4,363
Other assets	15,122	15,173

Total assets	$988,168	$942,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$683	$668
Accounts payable	43,154	53,529
Accrued expenses	32,484	46,071
Income taxes payable	9,038	7,476
Product warranty	10,708	8,627
Deferred revenue	38,134	46,707

Total current liabilities	134,201	163,078

Long-term accrued expenses and other long-term liabilities	84,812	80,206
Long-term debt	748	924

Total liabilities	219,761	244,208

Stockholders’ equity
Common stock	965	958
Capital in excess of par value	670,237	654,458
Less: Cost of treasury stock	(751,710)	(732,859)
Retained earnings	847,489	775,635
Accumulated other comprehensive income (loss)	1,426	(190)

Total stockholders’ equity	768,407	698,002

Total liabilities and stockholders’ equity	$988,168	$942,210

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